Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 5 dated August 14, 2026 relating to the Common Stock, par value $0.01 per share, of NCR Voyix Corporation shall be filed on behalf of the undersigned.

GREENHOUSE LONG ONLY MASTER FUND LP

By:	/s/ Joseph Milano
Name: Joseph Milano
Title: Authorized Person of the general partner

GREENHOUSE FUND GP LLC

By:	/s/ Joseph Milano
Name: Joseph Milano
Title: Authorized Person

GREENHOUSE FUNDS LLLP

By:	/s/ Joseph Milano
Name: Joseph Milano
Title: Authorized Person of the general partner

GREENHOUSE GP LLC

By:	/s/ Joseph Milano
Name: Joseph Milano
Title: Authorized Person

JOSEPH MILANO

By:	/s/ Joseph Milano